Exhibit 99.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (herein referred to as the “Agreement”), is made and entered into effective as of the 19th day of February, 2024, (hereinafter “Effective Date”) between DG Research Inc, dba AMWASTE (“DGRI”), a Georgia corporation and DEEP GREEN WASTE & RECYCLING, INC., a Wyoming Corporation (together, “Deep Green”), and Tyler’s Couch, LLC, a South Carolina limited liability company (“Tyler’s”) (collectively, the “Sellers”), and AMWASTE OF GEORGIA, LLC, a Georgia limited liability company, (“Buyer”). Buyer and Sellers are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Sellers own the personal property and certain assets (“Business Assets”) used in operation of “DGRI.” located at 4150 Whitlock Avenue, Brunswick, Glynn County, Georgia and 288 North Harrington Rd, St. Simons Island, Glynn County, Georgia (“Business”); and

WHEREAS, the Sellers have executed a Letter of Intent outlining terms and conditions agreeable to the Parties, which provided a right of Buyer to purchase the Business Assets of Sellers on or before March 20, 2024, if certain conditions precedent are satisfied and pursuant to the terms and conditions provided in this Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and Purchaser hereby agree as follows:

1.	PURCHASE OF ASSETS

1.1 Transferred Assets. In accordance with the terms and conditions set forth in this Agreement, Buyer shall purchase and acquire from Sellers, and Sellers shall sell, transfer, assign, convey and deliver to Buyer, all rights, title and interest in and to all the assets and property comprising the Business (except for the Excluded Assets as defined below), as set forth on Exhibit A, free and clear of all liabilities, mortgages, liens, security interests, pledges, charges and other Encumbrances of any kind or nature (collectively, the “Transferred Assets”). The Transferred Assets shall include the following:

(a) All right, title and interest of Sellers in that intellectual property as more fully identified on Exhibit A-1 (the “Transferred Intellectual Property”);

(b) All furniture, fixtures, machinery, equipment, tools and vehicles as set forth in Exhibit A-2 (collectively, the “Equipment”);

(c) If applicable and transferable, all business licenses and operating permits, including all environmental permits necessary for the operation of the business, if any, and other state, federal or local government approvals, licenses or permits to the extent assignable (collectively, the “Permits”);

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(d) All contracts with private entities or governmental entities or authorities relating to waste collection, transportation and disposal services, and all operating contracts, service agreements, customer accounts, names, lists, prospects, purchase orders, work in process and all other business arrangements (whether written or oral), and all amendments, modifications and assignments thereof, relating to waste collection, processing, transporting, or disposal provided by Sellers in the Business (including implied or quantum meruit contractual rights) or other rights of Sellers to provide waste removal, collection, transportation and storage services to customers serviced by Sellers in the Business and all rights to and in connection with any activities commonly associated with such services, including (1) any and all future rents, service fees or accounts receivable and other rights to payment from said items to Sellers for future unbilled rental and other services, and the full benefit of and security for such accounts or rights to payment; and (2) all files, correspondence, records (including billing and service records for the preceding twelve (12) months) and related proprietary information and material which is necessary, helpful or related to providing such services described above, including, without limitation, those contracts and agreements set forth in Exhibit A-3 (collectively, the “Assumed Contracts”); excluding, however, (i) all accounts or contracts which deal in hazardous chemical, toxic or low-level radioactive waste which Buyer determines it does not wish to purchase, (ii) all small business set aside contracts not specifically accepted by Buyer; and (iii) all accounts or contracts between Sellers and any third party that have not been disclosed to Buyer and assumed pursuant to this Agreement. All of the contracts, accounts and agreement which are not being purchased and assumed, including the contracts and accounts listed in clauses (2)(i) through (iii) of this paragraph which Buyer determines it does not wish to purchase shall hereinafter be referred to collectively as the “Excluded Contracts,” if any.

(e) Those telephone numbers and facsimile numbers specifically utilized by Sellers in its conduct of the Business which are not otherwise listed among the Excluded Assets.

(f) The Lease Agreements for 4150 Whitlock Avenue, Brunswick, Glynn County, Georgia and 288 North Harrington Rd, St. Simons Island, Glynn County, Georgia, which are verbal, non-binding and are month-to-month, and under which Sellers currently pay $800 per month for 4150 Whitlock Avenue and $100 per month for 288 N. Harrington Rd. (the “Leases”).

1.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.1, the term Transferred Assets shall not include, and Sellers shall retain title to, all of the following assets (collectively, the “Excluded Assets”): (1) all cash of Sellers; (2) all accounts receivable of Sellers except as listed in Exhibit A-3; (3) the corporate seals, minute books, tax returns, books of account and other records having to do with the organization of the Sellers’ company; (4) any furniture, fixtures, machinery, equipment, tools or vehicles of Sellers specifically set forth on Exhibit A-5; and (5) any Excluded Contracts also identified on Exhibit A-5.

1.3 Due Diligence. From the Effective Date and for the thirty (30) day period thereafter, (the “Due Diligence Period”), Sellers shall permit representatives of Buyer to have full access (at reasonable times and upon reasonable advance notice) to the Business, data, documents, and other records relating specifically to the Business.

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1.4 Assumption of Liabilities. As of the Closing Date, Buyer shall assume, and become solely responsible only for those liabilities arising under the Assumed Contracts and the Leases, if any, as set forth in Exhibit A (collectively the “Assumed Liabilities”). Other than these Assumed Liabilities, Buyer shall not assume or become obligated to perform, without limitation, any liabilities or obligations of Sellers, whether known or unknown, relating to the ownership or operation of the Business or the conduct of Sellers at the Business prior to the Closing Date or any liabilities or obligations of Sellers relating to events occurring or existing prior to the Closing Date or which result from or arise out of any action or inaction prior to the Closing Date of Sellers which shall remain the responsibility of and shall be retained, paid, performed and discharged solely by Sellers. Such liabilities that Buyer does not assume include, but are not limited to, the following:

(a) any liability based on tortious or illegal conduct, regardless of when made or asserted, which arises out of or is based upon any representation, warranty, agreement or guarantee made by Sellers, or alleged to have been made by Sellers, or which is imposed or asserted to be imposed by operation of law, in connection with any business conducted by Sellers;

(b) any liability, claim or obligation to any creditors, lenders, customers, contractors, vendors, suppliers or any others with whom Sellers have a business relationship with and their respective successors and assigns;

(c) any liability or obligation to any owner, officer, director, employee, independent contractor, representative or agent of Sellers, including without limitation any liability relating to the COVID-19 pandemic;

(d) any liability or obligation with respect to, or in connection with the Excluded Assets;

(e) all taxes of Sellers (whether relating to periods before or after the transactions contemplated in this Agreement or incurred by Sellers in connection with this Agreement and the transactions provided for herein), and any liability pursuant to a tax allocation agreement or otherwise for taxes arising out of the inclusion of Sellers in any group filing consolidated, combined or unitary tax returns or arising out of any transferee or successor liability;

(f) any liabilities with respect to events, acts, circumstances, omissions, conditions or any other state of facts (including, without limitation, any claim relating to or associated with product liability or warranty matters, tax matters, employee and benefits matters and any failure to comply with applicable laws) to the extent the same relate to the property or assets comprising the Business and occurring prior to the Closing Date;

(g) any and all claims and liabilities arising out of or relating to (a) the treatment, storage or disposal on or prior to the Closing Date of Hazardous Substances by Sellers or any other Person (including, without limitation, any previous owner, lessee or sublessee) on or at any Location or any other real property previously owned, leased, subleased or used by Sellers (or its predecessors-in-interest) in the operation of the Business or otherwise; (b) releases of Hazardous Substances on, at or from any assets or properties (including, without limitation, the Locations) owned, leased, subleased or used by Sellers (or its predecessors-in-interest) in the operation of the Business or otherwise at any time such assets or properties were owned, leased, subleased or used by Sellers (or its predecessors-in-interest); (c) generation or transportation of Hazardous Substances by Sellers (or its predecessors-in-interest) in the operation of the Business or otherwise; (d) releases of Hazardous Substances by any Person (including, without limitation, any previous owner, lessor or sublessor) on or from the Locations prior to Sellers’ ownership or use thereof; or (e) the violation by Sellers (or its predecessors-in-interest) of or the noncompliance by Sellers (or its predecessors-in-interest) with any applicable Environmental Law;

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(h) any severance obligations or other costs of terminating employees wherever located resulting from any termination or cessation (or deemed termination or cessation) of employment occurring on or prior to the Closing Date (including, but not limited to, any such termination or cessation occurring in connection with the transactions contemplated by this Agreement), from whatever source such obligations and costs arise, including, without limitation, contractual obligations, notices to employees, employment manuals, course of dealings, past practices, or obligations mandated by law, or otherwise;

(i) any liabilities or obligations with respect to any employee benefit plans and any liabilities with respect to accrued payroll, accrued vacation, workers compensation liability, medical payments, bonuses, fringe benefits and other employee benefits with respect to or that relate to periods of employment by Sellers on or prior to the Closing Date;

(j) any and all liabilities or obligations of, or claims against, Sellers, the Business and/or the Transferred Assets arising or existing on or prior to the Closing Date; and

(k) any other liability or obligation of Sellers not explicitly assumed by Buyer.

For purposes of this paragraph, Sellers shall include Sellers and its parents, subsidiaries, Affiliates, successors or assigns.

2.	CONSIDERATION

2.1 Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets shall be One Hundred Eighty-Five Thousand and No/100 Dollars ($185,000.00), payable at Closing, subject to any adjustments set forth in this Agreement, which shall be paid to Sellers at Closing by wire transfer of immediately available funds in the amount of$185,000 less the sum of any amounts necessary to pay off, release and satisfy all liens or encumbrances of any kind against the Transferred Assets, including but not limited to all Loans, Leases or other contractual obligations, penalties and pre-payment charges to be applied as follows:

2.1.1	to Seller Deep Green in the amount of $175,000; and

2.1.2	to Seller Tyler’s Couch, LLC in the amount of $10,000.

2.2 Allocation. On or prior to Closing, the Parties agree to prepare and deliver a statement allocating the Purchase Price among the Transferred Assets in accordance with Section 1060 of the Internal Revenue Code. Such allocation shall be utilized by the Parties in preparing and filing all relevant federal and state tax returns, and the Parties agree to cooperate with each other in good faith in preparing such tax returns and forms, including IRS Form 8594 and any required exhibits (or other forms required pursuant to Section 1060 of the Internal Revenue Code or other applicable tax laws). In addition, each Party hereto agrees to notify the other Party in the event any taxing authority takes or purports to take a position inconsistent with the agreed-upon allocations. Buyer shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer may be required to deduct and withhold under any applicable tax law.

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2.3 Transactional Expenses. Sellers shall be liable for and pay and discharge, when and as due any and all sales, use, transfer, conveyance, business and occupation, or other taxes, duties, excises or governmental charges imposed by any taxing jurisdiction with respect to the sale, transfer, or assignment of the Business, the Transferred Assets, or otherwise on account of this Agreement or the transactions contemplated herein. Each Party shall bear their own legal and other professional expenses.

2.4 Expense Apportionments. Any rents, prepaid items, real property or personal property taxes, and other similar items shall be prorated as of the Closing Date on the basis of the proportional number of days in the relevant determination period for such items, allocated to Sellers for all days prior to the Closing Date, and to Buyer for all days on and after the Closing Date. To the extent known prior to the Closing Date, such amounts shall be apportioned as of the Closing Date and the net amount thereof shall be properly reflected on a statement executed at the Closing (the “Closing Statement”) and added to or deducted from, as the case may be, the Purchase Price. Any such amounts which are not known or available for proration on the Closing Date shall be paid by Buyer to Sellers, or Sellers to Buyer, as applicable, as soon as practicable after such amount becomes available, but in no event later than ninety (90) days after the applicable tax year that overlaps the Closing Date.

3.	REPRESENTATIONS AND WARRANTIES OF SELLERS

As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Sellers, to the best of their knowledge,jointly and severally, hereby represent and warrant to Buyer as follows:

3.1 Corporate Status. DGRI, which is a wholly owned subsidiary of Deep Green Waste & Recycling, Inc., is duly organized, validly existing and in good standing under the laws of the State of Georgia; Deep Green Waste & Recycling, Inc. is duly organized, validly existing and in good standing under the laws of the State of Wyoming; and Tyler’s Couch, LLC, which is a single member LLC owned by Bill Edmonds, is duly organized, validly existing and in good standing under the laws of the State of South Carolina. Sellers have all requisite power to own and transfer the Transferred Assets and to carry on the Business in the manner and in the place where such Transferred Assets are owned, leased or operated and such Business is conducted, and to the knowledge of Sellers or any officers or directors, no other business or individual has any rights whatsoever in the Transferred Assets. Deep Green, LLC, Deep Green Acquisition, LLC and Deep Green Waste & Recycling, LLC, are each Georgia limited liability companies owned by Sellers, and AMWASTE, INC. of which Sellers previously purchased all of the assets, are each inactive and each has been administratively dissolved by the Georgia Secretary of State (“Dissolved Entities”). Neither Sellers, their owners nor the Dissolved Entities and their owners will reinstate the business entities in any jurisdiction or reconstitute or reactivate the business operations of the Dissolved Entities upon Closing.

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3.2 Authority for Agreement; Consents. The Sellers have full right, power and authority to enter into this Agreement and perform its obligations hereunder. This Agreement constitutes a valid agreement, binding upon and enforceable against Sellers in accordance with its terms. The execution, delivery and performance by the Sellers of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of any Sellers; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any Sellers or the Transferred Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which any Seller is a party or to which any of the Transferred Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Transferred Assets. No consent, approval, waiver or Authorization is required to be obtained by any Sellers from any Person (including any Governmental Authority) in connection with the execution, delivery and performance by the Sellers of this Agreement and the consummation of the transactions contemplated hereby.

3.3 Title to Transferred Assets; Condition. Sellers own and possess good and transferable title to the Transferred Assets, free and clear of all Encumbrances and liens against the Transferred Assets which shall be released and terminated at the Closing at Sellers’ expense. Sellers are not in default with respect to the Leases or any other leased assets, if any. Except for the Excluded Assets, if any, the Transferred Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business. The Transferred Assets are in all material respects adequate for the purposes for which such assets are currently used or are held for use, and are in reasonably good operating repair and operating condition (subject to normal wear and tear) for the purposes for which they are presently used in the Business. The Transferred Assets are all now in the possession of Sellers and no other Person has a right to possession of, or claims possession to, all or any part of the Transferred Assets. For clarity, Sellers and its owners further represent and warrant the following: (1) with respect to certain liens of record in Cobb County, Georgia found in Lien Book 138, Pg. 3344, Lien Book 131, Pg. 1917, Lien Book 129, Pg. 4325 that the outstanding liens ofrecord as of the Closing Date against Deep Green Waste & Recycling, LLC, a Dissolved Entity, are not liens against any of the Transferred Assets; and (2) the liens outstanding against any of the Seller entities, including but not necessarily limited to the UCC filed against Deep Green Waste & Recycling, Inc. filed in Cobb County, Georgia in its UCC Index as 0332018-04671 by St. James Capital Management LLC, and the lien outstanding against any of the Seller entities, including but not limited to the UCC filed in Glynn County, Georgia in its UCC Index as 0632021000975 against DG Research Inc d/b/a Amwaste, shall be satisfied and cancelled of record as of the Closing Date. Furthermore, any liens against any Sellers or Dissolved Entities, which are outstanding as of the Effective Date, do not prevent the Sellers from performing under this Agreement, and will not be a valid lien on any of the Transferred Assets as of the Closing Date.

3.4 Absence of Certain Changes. Unless otherwise disclosed to Buyer, Sellers are operating, and at all times during the past six (6) months, have operated the Business only in the ordinary course consistent with best practice. Sellers are unaware of any event, occurrence, fact, condition, change or circumstance that is, or could, reasonably be expected to result, individually or in the aggregate, in a material adverse effect on (a) the Business, results of operations, condition (financial or otherwise) or prospects of the Business, or (b) the assets and property of the Business.

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3.5 Taxes. Sellers have properly filed all tax returns and reports of every nature and description (including returns and reports with respect to taxes withheld from or imposed on, or to be withheld from or imposed on, in respect of employee wages) with, and has timely paid all taxes of every nature and description, for which it is legally or contractually responsible, due to all appropriate taxing authorities, including, but not limited to, federal, state and local income tax returns, as well as all required profits, sales, transfer, use, real and personal property, occupancy and excise tax returns, and Sellers have paid, in full, all additions to taxes, penalties, fines, interest and related charges and fees to the extent such filings and payments are required for all periods prior to and including the date hereof. All information provided in such returns is true, complete and accurate in all material respects.

3.6 Leases. Attached hereto as Exhibit A-4 are (i) complete copies of all of the Leases and subsequent amendments, modifications and related documents (including without limitation rent commencement letters), if any, and (ii) a copy of all permits, approvals, and certificates of occupancy for the leased properties, if any, and a copy of any variance granted with respect to the leased properties, if any, pursuant to applicable zoning laws or ordinances, all of which documents are true and complete copies thereof as in effect on the date hereof. Sellers represent and warrant that they are in compliance with all of their obligations under the Leases for the leased properties, including but not limited to rent and maintenance obligations, and that the Leases are current and in good standing as of the Effective Date. Sellers further represent and warrant that the leased properties are in good condition and working order (reasonable wear and tear excepted) and suitable for the operation of Sellers’ Businesses and Transferred Assets. Sellers have not received any notice from any governmental agency, board, bureau, body, department or authority of any jurisdiction, with respect to the use or condition of any leased property.

3.7 Assumed Contracts. The Assumed Contracts to be assumed, if any, hereunder by Buyer are attached hereto as Exhibit A-2, are (i) all of the contracts to be assumed by Buyer; (ii) complete with all amendments and modifications thereto; (iii) in good standing and Sellers have received no notice from any party to any Assumed Contract that Sellers are in default or that there is any fact or circumstance which with the passage of time could constitute an event of default of such Assumed Contract by Sellers nor are there any other dispute between Sellers and such other party(ies) to any Assumed Contract; and (iv) that all payments and other obligations due from Sellers to any other party to any of the Assumed Contracts are current. Sellers shall be solely responsible for the termination of any contracts which are not Assumed Contracts. No consents of third parties to the assignment of any of the Assumed Contracts are required except as indicated on Schedule 3.7 (the “Required Consents”). Sellers shall, as reasonably necessary to fulfill their obligations under this Agreement, obtain any Required Consents or other transfers and assignments of their interests in any Assumed Contract of Sellers to Buyer, and assist with transitioning any payments due to Sellers under any Assumed Contract to Buyer as of the Closing Date.

3.8 No Broker. Sellers and Buyer each represent and warrant one to the other that neither has employed, retained, or consulted any real estate broker, agent, finder or other person in carrying on the negotiations relative to this Agreement. Sellers shall indemnify and hold Buyer harmless from and against any claims of any other broker or finder who asserts that he, she or it has dealt with Sellers and, therefore, is due a commission as the procuring cause of this transaction. Buyer shall indemnify and hold Sellers harmless from and against any claims of any broker or finder, who asserts that he, she or it has dealt with Buyer and, therefore, is due a commission as the procuring cause of this transaction. The provisions of this paragraph shall survive the closing contemplated hereunder or any cancellation or termination of this Agreement.

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3.9 Full Disclosure. No representation made by Sellers in this Agreement, in any schedule or exhibit hereto, in any certificate, document or agreement delivered in connection herewith, contains or will contain any misrepresentation of a material fact or omits or will omit any material fact necessary to make the statements herein or therein not misleading. Documents delivered or to be delivered by Sellers pursuant to this Agreement are or will be true and complete copies of what they purport to be. To the knowledge of the Sellers, there is no event, occurrence, condition, change or circumstance related to the Transferred Assets that is or reasonably could be expected to result, individually or in the aggregate, in a material adverse effect on the Business, results of operations, condition (financial or otherwise) or prospects of the Company or Transferred Intellectual Property as now conducted or as may herewith be conducted by Buyer or the Transferred Assets which is not disclosed herein or in the schedules or exhibits hereto.

3.10 Insurance. Sellers maintain such policies or binders of fire, casualty, liability, and other forms of insurance with regard to the conduct of the Business (including all real estate and premises upon which it operates), in such amounts with such deductibles and against such risks and losses as are sufficient for compliance with law and all agreements to which any Seller is a party, and which are customary and reasonable for the assets and operations of Sellers, including the Transferred Assets and the Business (the “Insurance Policies”). There are no outstanding unpaid claims under any such Insurance Policies, and Sellers have not received any written notice of cancellation or non-renewal of any such Insurance Policies. Sellers have provided to Buyer a copy of all Insurance Policies.

3.11 Financial Statements. Sellers have delivered to Buyer financial statements for operation of “Arnwaste” through DGRI or any related or connected solid waste collection, transportation, or disposal service business (i) each for the years ended 2022 and 2023, and through February 29, 2024 (together, the “Financial Statements”). The Financial Statements are true, complete, and correct, in all material respects, and have been prepared from the books and records of Sellers, and fairly present the financial condition and results of operations of the Business for the periods as of the dates stated therein.

3.12 No Undisclosed Liabilities. Sellers have no liabilities with respect to the Business that it did not disclose, which are not, individually or in the aggregate, material in amount, and which have any impact on the Authority of Sellers to close this transaction or its interest in the Transferred Assets.

3.13 Litigation. Except as otherwise disclosed on Schedule 3.13 hereto, there are no Proceedings pending, or to the knowledge of the Sellers, threatened, against or affecting Sellers with regard to any of the Transferred Assets, or relating to the Business or any of the Assumed Contracts which might reasonably be expected, if adversely decided, to have a material adverse effect on Sellers and the Business. Sellers are not subject to any judgment, order or decree which would reasonably be expected to have a material adverse effect.

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3.14 Environmental Matters.

(a) Except as disclosed on Schedule 3.14(a), Sellers are currently in material compliance with, and has been in the last five (5) years in material compliance with, all applicable Environmental Laws and each material term and condition of any Authorization issued under Environmental Law. Except as disclosed on Schedule 3.14(a), and to the extent relating to Environmental Laws, Sellers have not received any written or oral notification from any Person of any: (i) Environmental Claim; or (ii) any request for information pursuant to Environmental Laws or a term or condition of an Authorization issued in accordance with an Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. Except as disclosed on Schedule 3.14(a), all past non compliance with Environmental Laws or Authorizations have been resolved without ongoing obligations or costs.

(b) No leased property is listed on or adjacent to, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, the Hazardous Site Inventory of Georgia EPD (or HSI) or any similar state list or analog.

(c) Except as disclosed in Schedule 3.14(c), no portion of any leased property is located within any Special Flood Hazard Area designated by the U.S. Federal Emergency Management Agency, or in any area designated as a flood plain or in a similar designation by any Governmental Authority. No portion of any Location meets the definition of “wetlands” codified at 40 C.F.R. Part 230.3(t), or has been similarly designated by any Governmental Authority; and no portion of any Location constitutes “wetlands” that have been filled, whether or not pursuant to appropriate Authorizations.

(d) Except as disclosed in Schedule 3.14(d), there is not currently, and there has never been within the last five (5) years any surface impoundment, underground storage tank, above ground storage tank, or underground injection well located at any leased property.

(e) Except pursuant to contracts entered into in the ordinary and usual course of the Business consistent with industry standards, Sellers have not retained or assumed, by contract or operation of Law, any liabilities of third parties arising under Environmental Law or relating to Hazardous Substances, and Sellers have not entered into any agreement with any Governmental Authority, such as a consent decree, consent order or clean-up agreement, concerning the presence, Release or exposure to Hazardous Substances or otherwise relating to or arising out of Environmental Law.

(t) In the past five (5) years, Sellers have not been charged with, or convicted of, any offense for non-compliance with Environmental Laws, or been fined or otherwise sentenced or settled any prosecution for such non-compliance, short of conviction.

(g) (A) There has been no Release of Hazardous Substances with respect to the Business, the Transferred Assets, or any leased property, and (B) Sellers have not received notice that any leased property (including the air, soils, groundwater, surface water, Improvements and other structures located on any such real property) has been contaminated with any Hazardous Substance which, in either case, could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or a violation of a term or condition of any environmental Authorization.

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(h) The Sellers have no knowledge of, nor do the Sellers reasonably anticipate, as of the Closing Date, any condition, event or circumstance concerning the Release of Hazardous Substances that might, after the Closing Date, create any liability for Buyer or any of its Affiliates or any Encumbrance related to any of the Transferred Assets.

(i) To the extent available to Sellers or in Sellers’ possession or control, full and complete copies of all reports, studies, audits, records, sampling data, site assessments, and other similar documents, and all environmental insurance policies, relating to the environmental condition of, environmental compliance associated with, or insurance coverage concerning the Business, and the Transferred Assets, have or will have been provided to Buyer on or before Closing.

3.15 Employment Matters.

(a) Buyer shall not have any liability or obligations to contribute to any “employee welfare benefit plan” or “employee pension benefit plan” (as those terms were expressly defined in Section 3(1) and 3(2) of ERISA (collectively, the “Employee Welfare Plans”), including a “multiemployer plan” (as defined in Section 3(37) of ERISA) for any independent contractors or employees, professionals or nonprofessionals (collectively, the “Personnel”) utilized in the Business. Buyer shall not have any liability for any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance hospitalization program, or other material fringe benefit arrangements (herein referred to collectively as “Employee Fringe Benefit Arrangements”) for any Personnel utilized in the Business that arose during or out of Sellers’ operation of the Business. With respect to all Employee Welfare Plans and the Employee Fringe Benefit Arrangements, Sellers have complied in all material respects with all Laws, and to the knowledge of the Sellers, no event or omission has occurred which would subject any of the Transferred Assets to any liability under ERISA or the Internal Revenue Code. In the event that Buyer shall become responsible for funding any continuation coverage under COBRA for those Personnel who first became eligible for COBRA continuation coverage prior to the Closing Date and were terminated prior to the Closing Date, and which were not employed by Buyer, Sellers shall reimburse Buyer for all costs associated with providing such continuation coverage which was not paid by the terminated Personnel.

(b) Schedule 3.lS(a) lists all Personnel of the Business and their job titles. Except as set forth in Schedule 3.lS(a), there are no other persons employed, engaged or utilized by Sellers primarily in the Business and there are no fringe benefits or other payments payable to such persons except as set forth in Schedule 3.lS(a). There has been no payment (except in the ordinary course of business) or increase by Sellers of any bonuses, salaries, or other compensation to any officer or employee or entry into any employment, severance or similar contract with any officer or employee. As of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of the Business for services performed on or prior to the date hereof have been or shall be paid in full, and there are no outstanding agreements, understandings or commitments of Sellers with respect to any compensation, commissions, bonuses or fees.

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3.16 Real Estate Matters. [Reserved]. Not applicable.

3.17 Licenses, Permits, and Authorizations. Schedule 3.17 contains a true and complete list of all currently outstanding licenses, Authorizations, permits and orders issued by any Governmental Authority relating to the Business (the “Permits”). Sellers are in compliance with the provisions of all such Permits, and to the knowledge of the Sellers, there are no material violations of the Permits, or of applicable federal, state, or local Laws in connection with the Business.

3.18 Financial Assurance for Solid Waste Facilities. [Reserved]. Not applicable.

3.19 Intellectual Property. Exhibit A-1 contains a true and correct list and description of the Transferred Intellectual Property used in connection with operation of Sellers’ Business, which is being sold to Buyer under this Agreement, and which, on and after the Closing Date, Sellers and any owner, officer, director, manager, employee, contractor, investor, lender, or other creditor of the Sellers’ entities or any affiliate or parent company thereof shall cease using, in any way whatsoever in connection with any use, and in particular, in connection with operation of a business competitive to Buyer or any of its affiliates, either directly or indirectly, the trade name or trade or service mark “Amwaste,” and shall not license, permit or authorize their use, either directly or indirectly, of the trade name or trade or service mark “Amwaste” or any other Transferred Intellectual Property to any individual or entity not a party to this transaction or to any individual or entity that has any financial interest in any of the Sellers’ entities as an owner, officer, director, manager, employee, contractor, investor, lender, or other creditor.

4.	REPRESENTATIONS AND WARRANTIES OF BUYER

As a material inducement for the Company to enter into and perform its obligations under this Agreement, Buyer hereby represents and warrants to the Sellers as follows:

4.1 Corporate Status. The Buyer is a duly organized, validly existing and in good standing limited liability company under the laws of the State of Georgia.

4.2 Authority for Agreement. The Buyer has full right, power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid agreement, binding upon and enforceable against Buyer in accordance with its terms. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or Authorization is required to be obtained by Buyer from any person or entity (including any Governmental Authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

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4.3 Full Disclosure. No representation made by Buyer in this Agreement, in any schedule or exhibit hereto, in any certificate, document or agreement delivered in connection herewith, contains or will contain any misrepresentation of a material fact or omits or will omit any material fact necessary to make the statements herein or therein not misleading. Documents delivered or to be delivered by Buyer pursuant to this Agreement are or will be true and complete copies of what they purport to be.

4.4 No Broker. Buyer has not contracted with, or made any promise to, any broker, finder, agent or other party for the payment of any fee or commission with respect to the transactions contemplated by this Agreement.

5.	COVENANTS.

5.1 Sellers Covenants. From and after the Effective Date, Sellers agrees:

(a) to continue to operate Sellers’ Business in the usual and ordinary course consistent with past practices and in conformity with all applicable Laws, ordinances, regulations, rules and orders until the Closing Date; and further covenants that they and their owners shall not reinstate, reconstitute or reactivate operation of any of the Dissolved Entities before or after the Closing Date, and shall cease operation of its Business on the Closing Date consistent with this Agreement;

(b) to maintain insurance on all Transferred Assets and leased properties at all times until the Closing Date;

(c) to grant Buyer and/or Buyer’s representatives full access during the Due Diligence Period (at reasonable times and upon reasonable advance notice) to all leased properties, data, documents, and other records relating specifically to the Business, and Transferred Assets for the purpose of performing such inspections as Buyer deems necessary to conduct Buyer’s due diligence. Since time is of the essence, one of Sellers’ owners, Bill Edmonds, also agrees to personally instruct and teach Buyer after the Closing Date to learn the operating system, which contains necessary information about how to operate Sellers’ business using the Transferred Assets, and customer information important to Buyers.

(d) not to, directly or indirectly, (i) solicit or initiate, directly or indirectly, or encourage submission of inquiries, proposals, or offers from any potential Buyer (other than Buyer) relating to the disposition of the Transferred Assets or (ii) participate in any discussions or negotiations regarding, or furnish to any individual, partnership, joint venture, corporation, limited liability company, trust or unincorporated organization, any information with respect to, the disposition of the Transferred Assets.

5.2 Sellers’ Employees. On the Closing Date, Sellers shall terminate the employment of all of its employees working at or for the Business, and shall fully pay and satisfy all outstanding liabilities for which Sellers are legally obligated to such employees for wages and other compensation or bonuses, in whole or in part, for all periods prior to the Closing Date. Upon receipt of the Approval Order, or upon Sellers’ written consent, Buyer may, with prior coordination with Sellers, begin to interview Sellers’ employees associated with the Business for purposes of considering whether and upon what terms to offer employment to them effective as of the Closing Date, in accordance with Buyer’s hiring practices and requirements. It is the intention of Buyer, and Sellers hereby acknowledges such intention, that any employees of Sellers that Buyer hires will be new employees of Buyer as of the Closing Date or the date of hire, whichever is later. Such new employees shall only be entitled to such compensation and employee benefits as are agreed to by such employees and Buyer, or as are otherwise provided by Buyer, in its sole discretion. If requested by Buyer, Sellers agrees to provide reasonable assistance to Buyer in Buyer’s efforts to be restated as a successor employer for employment tax purposes with respect to Sellers’ employees hired by Buyer, including, but not limited to, the annual wage limitation for FICA tax, and to meet the requirements of Revenue Procedure 2004-53, Section 4, Standard Procedure, for federal payroll tax purposes. Buyer agrees to perform the obligations imposed upon it in accordance with such Revenue Procedure, together with such requirements as may be imposed by FICA. If requested by Buyer, Sellers shall execute all documents reasonably necessary to allow Buyer to benefit from and take advantage of the payroll tax withholding and deductions of Sellers for the current Tax year, as may be allowed by the Internal Revenue Service and/or state agencies.

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5.3 Confidentiality. Unless and until the Closing has been consummated, Buyer and Sellers will hold, and shall cause counsel, accountants, appraisers and other advisors hold in confidence any confidential data or information made available to Buyer or Sellers in connection with this Agreement. Except as required by applicable Law, Sellers shall not give notice to customers, employees, or third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Buyer. The parties shall likewise keep financial, proprietary, and confidential information shared between them and the provisions of this Agreement confidential after the Closing Date.

5.4 Financial Responsibility Bond; Release of Sellers. [Reserved]. Not applicable.

5.5 Covenant Not To Compete. Effective as of the Closing Date, the Sellers (including each Owner) covenant and agree that they shall not, directly or indirectly, through or on behalf of, or in conjunction with any Person or legal entity, as an agent, employee, principal, partner, director, officer, owner, or in any other individual or representative capacity, own, maintain, operate, engage or participate in, either directly or indirectly, or have any financial interest in any entity or business venture which engages in any waste hauling or landfill business within a one hundred (100) mile radius of the boundaries of Glynn and McIntosh Counties in the State of Georgia (expressly limited, however, to within the borders of State of Georgia), for a continuous, uninterrupted sixty (60) month period commencing upon the Closing Date of this Agreement (the “Covenant Not To Compete”). This Covenant Not To Compete shall not apply to the ownership of less than a five percent (5%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

5.6 Covenants Regarding Intellectual Property. Effective as of the Closing Date, Sellers covenant and agree, that Sellers and any owner, officer, director, manager, employee, contractor, investor, lender, or other creditor of the Sellers’ entities or any member, shareholder, owner, affiliate or parent company thereof shall cease using, in any way whatsoever, in connection with any use, and in particular, in connection with operation of any business competitive or potentially competitive to Buyer or any of its affiliates, either directly or indirectly, any of the Transferred Intellectual Property identified in Exhibit A-1, and specifically, the trade name or trade or service mark “Amwaste,” and shall not license, permit or authorize use, either directly or indirectly of the trade name or trade or service mark “Amwaste” or any other Transferred Intellectual Property to any individual or entity not a party to this transaction or to any individual or entity that has any interest in the Sellers’ entities the Dissolved Entities, or an affiliate or parent company thereof, as an owner, officer, director, manager, employee, contractor, investor, lender, or other creditor used in connection with operation of Sellers’ Business.

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6.	CONDITIONS PRECEDENT TO CLOSING

6.1 Conditions of Sellers’ Obligation. Sellers’ obligation to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a) Buyer shall have, in all material respects, performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date;

(b) Buyer’s representations and warranties contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date as if then made (or to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such specified date), except for changes permitted or contemplated by the terms of this Agreement; and

(c) Since the Effective Date, there shall not have been commenced or threatened against Sellers any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement; or (ii) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of such transactions.

(d) [Reserved].

6.2 Conditions of Buyer’s Obligation. Buyer’s obligation to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a) Sellers shall have, in all material respects, performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Sellers prior to or on the Closing Date;

(b) Sellers’ representations and warranties contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date as if then made (or to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such specified date), except for changes permitted or contemplated by the terms of this Agreement;

(c) The Parties shall have received all Required Consents, including, without limitation, with respect to each Assumed Contract or Lease that requires, prior to an assignment of Sellers’ interest therein, the consent of a third party, each such third party shall, without consideration therefor, have granted its consent, in form and substance reasonably satisfactory to Buyer, authorizing the assignment of each of the Assumed Contracts and Leases from Sellers to Buyer;

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(d) Since the Effective Date, there shall not have been commenced or threatened against Buyer any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement; or (ii) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of such transactions;

(e) Buyer shall have obtained at or prior to the Closing Date approvals for the transfers of all such Permits required for the conduct of the Business as currently conducted by Sellers (including all Permits necessary for the continued operation of any landfill or transfer station), or if necessary, Buyer shall have obtained such Permits on a de novo basis; and

(t) Buyer shall be satisfied, in its reasonable discretion, with the results of its legal, corporate and financial due diligence investigation conducted during the Due Diligence Period and/or Inspection Period, as the case may be.

7.	CLOSING

7.1. Closing Date. Subject to the satisfaction of all conditions precedent, the Parties agree to consummate the transactions described herein on or before the March 20, 2024, or such other date as the Parties may mutually agree (the “Closing Date”). Closing shall take place with delivery of all Buyer and Sellers deliverables, simultaneously by e-mail on the Closing Date with originals to follow via next carrier or at some other time and place as agreed to by the Parties (the “Closing”).

7.2 Closing Deliverables.

(a) By Sellers. At Closing, Sellers shall sign and deliver the following to Buyer or Buyer’s designee:

(i) a Bill of Sale signed by Sellers for the Transferred Assets in the form attached hereto as Exhibit B.

(ii) a separate Vehicle Bill of Sale signed by Sellers sufficient to transfer all rights, title and interest in the vehicles comprising the Transferred Assets in the form attached hereto as Exhibit C, together with duly endorsed certificates of title or other instruments of transfer necessary to transfer title to all vehicles to Buyer.

(iii) [Reserved].

(iv) Resolutions in accordance with Sellers’ governing documents duly authorizing the transactions set forth herein in a form acceptable to Buyer.

(v) such officers certificates, secretary’s certificates, good standing certificates and any other corporate or business documents usual and customary for transactions of this type as reasonably requested by Buyer, including but not limited to a Certificate of Existence or a Certificate of Good Standing from the appropriate government entity, which is dated prior to the Closing Date.

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(b) By Buyer.

(i) payment of the Purchase Price. Such payment shall be by way of certified funds, wire or electronic transfer to Sellers or Sellers’ designee.

(ii) a resolution in accordance with Buyer’s governing documents duly authorizing the transactions set forth herein in a form acceptable to Sellers.

(iii) such officers certificates, secretary’s certificates, good standing certificates and any other corporate or business documents usual and customary for transactions of this type as reasonably requested by Sellers.

(c) Mutual Deliverables. Buyer and Sellers agree to execute and deliver to one another counterpart originals of:

(i) the Closing Statement in a standard form setting forth the Purchase Price, all apportionments, holdbacks and closing costs as well as the payment and distribution thereof.

(ii) Such other documents reasonably requested by Sellers or Buyer and which are reasonably necessary to consummate the transactions contemplated by this Agreement.

8.	PROVISIONS RELATED TO REAL ESTATE MATTERS. [Reserved].

Not applicable.

9.	INDEMNIFICATION

9.1 Survival. The representations and warranties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of twenty-four (24) months after the Closing Date, except that:

(a) the representations and warranties given by Sellers in Section 3.1 (Corporate Status), Section 3.2 (Authority for Agreement; Consents) 3.3 (Title to Transferred Assets; Condition) and Section 3.8 (No Brokers) (together, the “Fundamental Representations and Warranties”) shall survive and continue in full force and effect without limitation of time;

(b) the representations and warranties set out in Section 3.14 (Environmental Matters) shall survive and continue in full force and effect for a period of five (5) years following the Closing;

(c) the representations and warranties set out in Section 3.5 (Taxes) shall survive and continue in full force and effect until the expiration of the applicable statute oflimitations (which shall take into account any tolling periods and other extensions); and All claims for indemnification for breach of representation and warranty must be asserted in writing within the applicable survival period. The right of an Indemnified Party to indemnification under Section 9.2 or Section 9.3 survives as provided therein, notwithstanding this Section 9.1 and notwithstanding any representations and warranties of Sellers or Buyer, as the case may be. The provisions of this Section 9.1 shall survive the Closing.

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9.2 Indemnification in Favor of Buyer. The Sellers, jointly and severally, shall indemnify and defend Buyer and Buyer’s Affiliates and their respective members, managers, stockholders, directors, officers, employees, agents and representatives (collectively the “Buyer Indemnified Parties”) against, and shall hold each of them harmless of and from, and shall pay for, any Damages suffered by, imposed upon or asserted against Buyer Indemnified Parties or any one or more of them as a result of, in respect of, connected with, or arising out of, under, or pursuant to:

(a) Any material breach or material inaccuracy of any representation or warranty given by Sellers contained in this Agreement;

(b) any failure of Sellers to perform or fulfill any of its covenants or obligations under this Agreement;

(c) any Pre-Closing Environmental Conditions; provided that the obligations of Sellers under this Section 9.2(c) shall survive for a period of five (5) years after Closing; provided that if a written notice of claim for indemnification is made during the five (5) year period, such claim shall survive until its resolution.

(d) all Taxes of or with respect the Business in respect of any Pre-Closing Tax Period, and all Taxes of or with respect to Sellers for any period, whether before or after Closing; provided that the obligations of Sellers under this Section 9.2(d) shall survive until ninety (90) days after the expiration of the applicable statute of limitations (which shall take into account any tolling periods and other extensions); provided that if a written notice of claim for indemnification is made during this period, such claim shall survive until its resolution.

(e) any Proceeding against Sellers in existence as of the Closing Date or arising after the Closing Date with respect to an event or occurrence prior thereto, including pursuant to: (A) any Proceeding described in, listed or referenced in Schedule 3.13, (B) any Proceeding commenced by a current or former employee of any of Sellers with respect to such employee’s employment with Sellers on or prior to the Closing Date, including Proceedings related to cessation of employment and claims for compensation, and (C) any fine or penalty imposed in respect of any violation of Laws (including Occupational Safety and Health Laws) on or prior to the Closing Date.

(t) all reasonable fees and expenses incurred by Buyer in enforcing the provisions of this Section 9.2.

9.3 Indemnification in Favor of Sellers. Buyer shall indemnify and defend the Sellers against, and hold Sellers harmless of and from, and shall pay for, any Damages suffered by, imposed upon or asserted against any Sellers Party as a result of, in respect of, connected with, or arising out of, under or pursuant to:

(a) any material breach or material inaccuracy of any representation or warranty given by Buyer contained in this Agreement;

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(b) any failure of Buyer to perform or fulfill any of its covenants or obligations under this Agreement; and

(c) all reasonable fees and expenses incurred by Sellers in enforcing the provisions of this Section 9.3.

9.4 Limitation on Remedies.

(a) The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies for any Damages contemporaneously with seeking indemnification under this Agreement. Payments by an Indemnifying Party pursuant to this Section 9 in respect of any Damages shall be limited to the amount of any liability or damage that remains after deducting therefrom any net insurance proceeds actually received by the Indemnified Party in respect of any such claim. The calculation of net insurance proceeds shall be net of any reasonably incurred fees, costs and expenses related to obtaining such recovery, including any increase in insurance premiums. Any indemnity payments hereunder for Damages made prior to actual receipt of insurance proceeds shall be adjusted accordingly and the Indemnified Party shall make such necessary reimbursements to the Indemnifying Party to reflect the receipt of insurance proceeds.

(b) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps required by Law to mitigate any Damages upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent reasonably necessary to remedy the breach that gives rise to such Damages.

9.5 Claims Procedure.

(a) Whenever any claim for Damages is made under this Section 9, the Party seeking indemnification (the “Indemnified Party”) will promptly provide written notice of the claim to the indemnifying Party (the “Indemnifying Party”) and, when known, the facts constituting the basis for such claim. If any such claim for Damages results from or is in connection with any claim or legal Proceedings by a third party (a “Third Party Claim”), the notice will be accompanied by a true and complete copy of such Third Party Claim.

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(b) In connection with any Third Party Claim, other than an Excluded Claim, the Indemnifying Party may, at its sole cost and expense, upon providing written notice to the Indemnified Party delivered to the Indemnified Party within twenty (20) days of the date of delivery of the notice of the Third Party Claim of the Indemnifying Party’s intention to assume the defense of such Third Party Claim (“Notice of Intention to Assume”); provided, that the Indemnifying Party in its Notice oflntention to Assume acknowledges its obligation to indemnify the Indemnified Party with respect to all elements of such Third Party Claim (including all amounts which may be awarded against the Indemnified Party in such Third Party Claim, including any settlement thereof). If the Indemnifying Party assumes the defense of any such Third Party Claim, other than an Excluded Claim, the Indemnifying Party will select legal counsel reasonably acceptable to the Indemnified Party to conduct the defense thereof and will take all steps necessary in the defense or settlement thereof, all at the sole cost and expense of the Indemnifying Party. The Indemnifying Party will not consent or agree to a settlement of, or the entry of any judgment arising from any such Third Party Claim, without the prior written consent of the Indemnified Party. If the Indemnifying Party assumes the defense of such Third Party Claim in compliance with the provisions of this Section 9.5, the Indemnified Party is entitled to participate in but not control the defense of any such Third Party Claim, with its own legal counsel at its own expense. If (i) the Indemnifying Party does not assume the defense of and acknowledge its obligation to indemnify the Indemnified Party in respect of any such Third Party Claim within twenty (20) days after the date that notice of the Third Party Claim is given by the Indemnified Party; or (ii) in the event of an Excluded Claim; or (iii) in the event that the Indemnifying Party assumes the defense of a Third Party Claim but fails to pursue the defense thereof; or (iv) if the Indemnified Party has reasonable grounds to believe that the Indemnifying Party does not have the financial resources to pursue such defense or to satisfy any settlement or judgement awarded against the Indemnified Party; then, in each case, the Indemnified Party may defend such Third Party Claim or Excluded Claim in such manner as it may deem appropriate, including settling such Third Party Claim or Excluded Claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate. Such settlement will be final and binding upon the Indemnifying Party, and the Indemnifying Party will jointly and severally pay and indemnify the Indemnified Party from all Damages imposed against, suffered or incurred by the Indemnified Party in respect of such Third Party Claim.

(c) Any claim for indemnification made by an Indemnified Party pursuant to this Section 9, other than a Third Party Claim or Excluded Claim, will be deemed conclusive in all respects thirty (30) days after the Indemnified Party’s written notice to the Indemnifying Party of such claim unless the Indemnified Party sending the notice has received notice from the Indemnifying Party disputing such claim. In the event that a written notice of dispute is delivered by the Indemnifying Party within such thirty (30) day period, the Parties will forthwith negotiate in good faith in order to resolve such dispute as soon as possible.

(d) If, within thirty (30) days after the notice of dispute is given, the Parties are unable to agree upon a settlement of the dispute, any Party may submit the dispute to a court of competent jurisdiction in accordance with this Agreement.

(e) Notwithstanding the foregoing, with respect to any liability for Taxes or other liability which may result in an Encumbrance against the property of the Buyer Indemnified Party or the assessment of penalties or interest against the Buyer Indemnified Party, the Indemnifying Party’s right to contest a claim shall apply only after payment of such assessment or reassessment or the portion thereof or the provision of such security as is required to avoid the incurrence of penalties and/or interest and/or the registration of any Encumbrance against any assets of the Buyer Indemnified Parties.

(f) The Indemnified Party shall be entitled to defend, with legal counsel reasonably acceptable to the Indemnified Party, and to settle any Excluded Claim and the Indemnifying Party will (jointly and severally if there is more than one Indemnifying Party) pay and indemnify the Indemnified Party from all Damages imposed against, suffered or incurred by the Indemnified Party in respect of such Excluded Claim provided that, the Indemnifying Party shall be entitled to participate in (but not control) the defense of such Excluded Claim with its own counsel at its own expense and the Indemnified Party will not settle such Excluded Claim without providing the Indemnifying Party with not less than 10 days prior written notice of the terms of such settlement.

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(g) Notwithstanding the foregoing, with respect to any Third Party Claim in respect of Taxes or other Third Party Claim which may result in an Encumbrance against the property of the Indemnified Party or the assessment of penalties or interest thereon, the Indemnifying Party’s right to assume the defense of such Third Party Claim shall apply only after payment in full of such amount or amounts as is required in order to avoid the incurrence of penalties or interest or the registration of any Encumbrance against the assets of the Indemnified Party.

(h) The Indemnified Party and the Indemnifying Party agree to keep each other fully informed of the status of any Third Party Claim and any related Proceedings. If the Indemnifying Party is permitted to and assumes the investigation and defense of a Third Party Claim as herein provided, the Indemnified Party will, at the request and expense of the Indemnifying Party, use its reasonable efforts to make available to the Indemnifying Party, on a timely basis, those employees whose assistance, testimony or presence is necessary to assist the Indemnifying Party in investigating and defending the Third Party Claim. The Indemnified Party shall, at the request and expense of the Indemnifying Party, make available to the Indemnifying Party, or its representatives, on a timely basis all documents, records and other materials in the possession, control or power of the Indemnified Party, reasonably required by the Indemnifying Party for its use solely in defending any Third Party Claim which it has elected to assume the investigation and defense of. The Indemnified Party shall cooperate on a timely basis with the Indemnifying Party in the defense of any Third Party Claim.

10. DEFINITIONS. For purposes of this Agreement, capitalized terms not otherwise defined herein shall have the following meanings:

“Affiliate” means with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person with the terms “control” and “controlled” meaning for purposes of this definition the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by agreement, oral or in writing, or otherwise.

“Authorization” means a license, permit, approval, consent, certificate, registration or authorization including those made or issued by a Governmental Authority.

“Base and Cap” [Reserved].

“Business Day” means any day of the year, other than a Saturday, Sunday or a statutory holiday in the State of Georgia.

“Pre-Closing Environmental Conditions” means all environmental conditions arising from the operation of the Business, the Transferred Assets, assets, and any leased real property at any time prior to the Closing Date, irrespective of the date of its discovery, including, (i) any contamination at, on, in or under any of the leased property, or any other property operated or serviced by Sellers in the Business (including ambient air, soil, surface water or groundwater, or subsurface strata); (ii) any contamination at, on, in or under any leased real property adjacent to the leased property, or any other property operated or serviced by Sellers in the Business (including ambient air, soil, surface water or groundwater, or subsurface strata), to the extent such contamination was caused, or is attributable to Sellers, or any off-site disposal of any Hazardous Substances; and, (iii) any conditions or operating practices of Sellers which do not comply with, or conform to, in all material respects, Environmental Laws or the terms of conditions of any environmental Authorization (including failure to obtain required Authorizations from Governmental Authorities).

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“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Damages” means any losses, liabilities, damages, deficiencies, judgments, Taxes, interest, awards, penalties, fines, costs or expenses of whatever kind (including reasonable legal and professional fees and expenses without reduction for tariff rates or similar reductions), whether resulting from an action, order, suit, Proceeding, arbitration, claim or demand that is instituted or asserted by a third party, including a Governmental Authority, or a cause, matter, thing, act, omission or state of facts not involving a third party.

“Encumbrance” means any mortgage, pledge, lien, charge, hypothecation, security interest, encumbrance, adverse right, interest or claim, license, covenant, title defect, option, or right of first refusal.

“Environmental Claim” means any action, claim, Proceeding, order by a Governmental Authority, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (i) the presence, Release of, or exposure to, any Hazardous Substances; or (ii) any actual or alleged non-compliance with any Environmental Law or term or condition of any Authorization issued under Environmental Law.

“Environmental Laws” means any applicable Laws relating to pollution, protection of the environment or human health and safety, air emissions, water discharges, or to the extent relating to a Hazardous Substance, including CERCLA; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. § 690! et seq. (collectively “RCRA”); the Hazardous Substances Transportation Act, as amended, 49 U.S.C. § 1801 et seq. (the “Hazardous Substances Transportation Act”); the Clean Water Act, as amended, 33 U.S.C. § 1311 et seq. (the “Clean Water Act”); the Clean Air Act, as amended, 42 U.S.C. § 7401-7642 (the “Clean Air Act”); the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq. (the “Toxic Substances Control Act”); the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. § 136-136y (“FIFRA”); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. § II 001 et seq. (Title III of SARA) (“EPCRA”), and similar Laws of the State of Georgia relating to the collection, handling, transportation and management of solid waste.

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“Excluded Claim” means any Third Party Claim (i) that reasonably involves material reputational risks to the Indemnified Party; (ii) where the Indemnifying Party is also a party thereto and the Indemnified Party determines in good faith that joint representation would be inappropriate; (iii) where any officer or director of the Indemnified Party is also personally named a party thereto and the Indemnified Party determines in good faith that joint representation would be inappropriate; (iv) where the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend the Third Party Claim and provide indemnification with respect to the Third Party Claim; or (v) that seeks relief against the Indemnified Party for other than monetary damages or the Indemnified Party determines in good faith that there is a reasonable probability that the Third Party Claim may adversely affect it or its Affiliates.

“Financial Assurance Fund” [Reserved].

“Georgia EPD” means the Georgia Environmental Protection Division of the Georgia Department of Natural Resources.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Hazardous Substances” means: (i) petroleum and petroleum by-products, radioactive materials, asbestos or asbestos-containing material, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, flammable or explosive substances, pesticides, and radon gas, or (ii) any other chemicals, materials, wastes or substances listed, classified, regulated, characterized or otherwise defined as “hazardous,” “toxic,” a “contaminant,” a “pollutants,” “infectious wastes,” “medical wastes,” “radioactive wastes,” or words of similar import under any applicable Environmental Law.

“Improvements” means all buildings, structures, erections, improvements, fences, gates, roadways, driveways, parking areas, curbs, gutters, surface water or ground water collection, filtration, retention and drainage structures, gas, electricity, sanitary sewer or other utility infrastructure, fixtures (including fixed machinery and fixed equipment), and other appurtenances situate on or under or forming a part of any of any Location.

“Law” or “Laws” means any and all applicable (i) laws, constitutions, treaties, statutes, codes, ordinances, orders, decrees, rules, regulations and by-laws (ii) judgments, orders, writs, injunctions, decisions, awards and directives of any Governmental Authority and (iii) to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Authority.

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“Person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Authority, and pronouns have a similarly extended meaning.

“Pre-Closing Environmental Conditions” means all environmental conditions arising from the operation of the Business, assets, and any leased real property at any time prior to the Closing Date, irrespective of the date of its discovery, including, (i) any contamination at, on, in or under any of the leased property or any other property operated or serviced by Sellers in the Business (including ambient air, soil, surface water or groundwater, or subsurface strata); (ii) any contamination at, on, in or under any real property adjacent to any leased property or any other property operated or serviced by Sellers in the Business (including ambient air, soil, surface water or groundwater, or subsurface strata), to the extent such contamination was caused, or is attributable to Sellers, or any off-site disposal of any Hazardous Substances; and, (iii) any conditions or operating practices of Sellers which do not comply with, or conform to, in all material respects, Environmental Laws or the terms of conditions of any environmental Authorization (including failure to obtain required Authorizations from Governmental Authorities).

“Pre-Closing Tax Period” means any Tax period ending on or prior to the Closing Date.

“Proceeding” means any action (including pre-litigation proceedings), hearing, or complaint (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Release” means any release, spill, emission, seepage, leaking, pumping, pouring, emptying, escaping, dumping, abandoning, injecting, depositing, disposing, dispersing, discharging, leaching or migration into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building or structure).

“Tax” and “Taxes” means, whether disputed or not, any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, customs duties, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, escheat, unclaimed property, sales, use, transfer, value added, alternative, estimated add-on minimum and other tax, fee, assessment, reassessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Authority or payable as a result of being a member of an affiliated, consolidated, combined, unitary or similar group, under any Tax-sharing agreement, any other contract, or otherwise.

11.	TERMINATION

11.1	Termination. This Agreement may be terminated by a Party as follows:

(a)	At any time prior to the Closing Date by the written agreement of the Parties;

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(b) By Buyer upon the material breach by Sellers of this Agreement, provided that Buyer provides Sellers with written notice of such claimed breach and Sellers fails to cure same within fifteen (15) days from the date of notice;

(c) By Sellers upon the material breach by Buyer of this Agreement, provided that Sellers provides Buyer with written notice of such claimed breach and Buyer fails to cure same within fifteen (15) days from the date of notice; or

(d) By any Party, in the event that any condition to such Party’s obligation to close is not satisfied as set forth in Section 6 (other than through the failure of such Party to comply with its obligations under this Agreement).

11.2 Effect of Termination. If this Agreement is terminated as provided herein, this Agreement shall forthwith become void, except the confidentiality provisions of Section 5.3 and the indemnity provisions of Section 9.1, and there shall be no liability or obligation on the part of any Party or their respective directors, officers, owners, managers, members, agents or representatives.

12.	MISCELLANEOUS PROVISIONS

12.1 Assignability; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either party hereto without the prior written consent of the other party; provided, however, that Buyer may assign all or any part of this Agreement to any subsidiary or Affiliate upon notice to Sellers. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

12.2 Governing Law; Venue. This Agreement shall be governed by the internal laws of the State of Georgia. The Parties hereby agree that any Proceeding brought in connection with, or arising out of, any matter relating to this Agreement shall be brought in the federal courts of the United States of America or the Courts of the State of Georgia in each case located in Glynn County, Georgia, and the Parties each irrevocably consent to the jurisdiction of such Courts.

12.3 Notice. All notices, demands and other communications required or permitted under this Agreement shall be in writing and shall be considered to have been duly given when (i) delivered by hand (with written confirmation of receipt); (ii) when received by the address if sent by overnight mail (with receipt requested); or (iii) on the date sent by e-mail (with confirmation of transmission) if during normal business hours. Such notices must be sent to the respective parties at the following addresses:

lfto Sellers:	Deep Green Waste & Recycling, Inc.
c/o Bill Edmonds
P.O. Box 33
Fair Play, South Carolina 29643
Email: Bill.Edmonds@deepgreenwaste.com

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With Copy To:	Gary L. Blum, Esq.
Law Offices of Gary L. Blum
3278 Wilshire Boulevard, Suite 603
Los Angeles, California 90010
gblum@gblumlaw.com

If to Buyer:	Amwaste of Georgia, LLC
Attn: Charles M. Russell, III
P.O. Box 86
West Point, GA 31833
Email: crussell@amwasteusa.com

With Copy To:	Butler Snow LLP
Attn: Collier W. McKenzie
577 Mulberry Street, Suite 1225
Macon, GA 31201
Email: collier.mckenzie@butlersnow.com

12.4 Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior communications, writings and other documents, with regard thereto. No modification, amendment or waiver of any provision hereof shall be binding upon any Party hereto unless it is in writing and executed by all of the parties hereto or, in the case of a waiver, by the Party waiving compliance.

12.5 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such terms or provision in any other jurisdiction.

12.6 Attorneys’ Fees. In the event of a breach of this Agreement, the non-breaching party may bring an action at law or in equity for any damages or other remedies to which it may be entitled. The prevailing party in such dispute shall be entitled to reimbursement from the non prevailing party for all reasonable legal fees and expenses of suit.

12.7 Force Majeure. No liability shall result from delay in performance or non performance, in whole or in part, by either of the Parties to the extent that such delay or non performance is caused by an event of Force Majeure. “Force Majeure” means an event that is beyond a non-performing Party’s reasonable control, including, but not limited to, acts of God, strikes, lock-outs or other industrial/labor disputes, war, riot, civil commotion, terrorist act, malicious damage, epidemics, pandemics, disease outbreaks, public health emergencies, quarantines, fire, flood, storm or natural disaster. Written notice of any delay or non-performance that occurs by reason of Force Majeure shall be provided to the other Party. The Party claiming that a Force Majeure Event has occurred shall use commercially reasonable efforts to mitigate the impact or consequence of the event and to recommence performance whenever and to whatever extent possible without unreasonable delay. If the delay in performance or non-performance continues for thirty (30) days after the date of the occurrence and such failure to perform would constitute a material breach of this Agreement in the absence of such event of Force Majeure, the Parties shall meet and discuss in good faith any amendments to this Agreement to permit performance under this Agreement. If the Parties are not able to agree on such amendments within thirty (30) days and if delay in performance or non-performance continues, either Party may terminate this Agreement immediately on written notice to the other Party.

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12.8 Further Assurances. The Parties hereto shall execute and deliver such further instruments, documents and agreements as may be necessary or appropriate to carry out the terms and provisions of this Agreement. In furtherance of the above, Sellers will execute and deliver to Buyer such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other similar instruments, and take such other actions as shall be necessary or otherwise be reasonably requested by Buyer or its counsel in order to vest in Buyer all rights, title and interest of Sellers in and to the Transferred Assets and otherwise in order to carry out the purposes and intent of this Agreement.

12.9 Headings; Construction; Incorporation of Recitals. The section and paragraph headings throughout this Agreement are for convenience and reference only and the words contained therein shall not be held to expand, modify, or aid in the interpretation, construction or meaning of this Agreement. The gender and number used in this Agreement are used as a reference term only and shall apply with the same effect whether the Parties are of the masculine, corporate or other form, and the singular shall likewise include the plural. All of the Recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

12.10 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute but one and the same instrument. This Agreement shall be valid, binding, and enforceable against a Party when executed and delivered by an authorized individual on behalf of the Party by means of (a) an original manual signature; (b) a faxed, scanned, or photocopied manual signature, or (c) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce (E-Sign) Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

BUYER:

AMWASTE OF GEORGIA, LLC

By:	/s/ Charles M. Russell, III
Name:	Charles M. Russell, III
Title:	General Manager

SELLERS:

DEEP GREEN WASTE &		DG Research Inc. dba AMWASTE
RECYCLING, INC.

By:	/s/ Bill Edmonds	By:	/s/ Bill Edmonds
Name:	Bill Edmonds	Name:	Bill Edmonds
Title:	CEO and Chairman	Title:	President

AND

TYLER’S COUCH, LLC

By:	/s/ Bill Edmonds
Name:	Bill Edmonds
Title:	General Manager

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EXHIBIT A-1

Transferred Intellectual Property

(All Transferred Intellectual Property is owned by DG Research Inc dba AMWASTE)

	DGRI	Tyler’s Couch, LLC
Intellectual Property
- AMWASTE name - non-contest
- CALLAMW ASTE.COM website and domain
- AMWASTE business phone# 912-258-9311
- AMWASTE Logo - winner of international contest (eps, vector files)
- Customer List~ 3,000 names, numbers, addresses, and emails
- Vendor List (including names, numbers, addresses, and emails, if available)
- Custom-built work order management system
- Communicates with Driver
- provides instant status of a work order
- provides GPS tracking with speed alerts and geo fences
- add images to work orders
- summarizes weight tickets
- driver reports etc.

The Transferred Intellectual Property purchased shall also include:

(a)	Any other intellectual property whatsoever including or related to use of “Amwaste” by Seller;

(b)	To the extent not covered above, “Amwaste” or “Am Waste” as a business name, a trade name, trademark or service mark in connection with any type of use whatsoever;

(c)	Any other website or web domain, social media, or business marketing page (including, for instance, Facebook, Instagram, Twitter (X), Linkedin, Hibu, or any similar or related application or internet-based outlet), any pre-purchased or recurring advertisements, sponsorships, marketing programs, or search enhancements that use “Amwaste” as a business name, trade name, trademark, or service mark, or which were otherwise purchased or used to promote operation of Seller’s “Amwaste” business; and

(d)	To the extent not covered above, contact information used by Seller for or related to “Amwaste” including its contact phone number (912-258-9311) and address (P.0. Box 21266, St. Simons Island, GA 31522), email address (sales@callamwaste.com), and any other contact information within Seller’s ownership or control used for or related to “Amwaste.”

EXHIBIT A-2

Equipment

	DGRI	Tyler’s Couch, LLC
2007 International 4000 Series w/ Lift (VIN lHTMMAANl 7H458392)
2012 Hino Chasis - Non CDL(VIN 5PVNJ8JM3C4S50364)
1999 International 4900 CDL Chasis - Needs PTO (VIN 1HTSDAAP5XH672682)
1995 International 4700 Series (VIN 1HTSCAAM1SH203610)
20 - lOYD ‘new’ tub style containers
15 - 10YD refurbed containers
a 60001b Hyster all-terrain, diesel, military grade forklift in very good working condition (includes extra long forks for handling garbage containers)

WorkShop-in-a-shipping-container - custom built and outfitted for the work on the CDL trucks and garbage containers. It’s electrical circuits have been professionally wired to support the separate and high amperage draws needed to supply the heavy duty welders, plasma cutters and air compressors, while simultaneously supporting ancillary draws for saws, fans and other support equipment.

Everything currently in the shop can go with the shop.
That includes a 20 ton hydraulic jack and matching support stands,
Miller 251 mig welder and two extra- large shielding gas tanks,
New Hypertherm XP45 plasma cutter with consumables
and any power equipment (saws, drills, cut off wheels, grinders, industrial impact wrenches), hand tools, heavy duty breaker bars, tool cabinets, refrigerator, cordless tools, cordless batteries, recharge equipment, two industrial jump packs for large diesels and more.

Exhibit A-3

ASSUMED CONTRACTS

OPEN WORK ORDERS AS OF 3/20/24 (P.O.D. to SELLERS)

Job#	Name	Svc Type	DayCompl	Seller Paid	Buyer to be Paid
4832	Alexander Grado	Pick-Up	3/22/2024	$242.00
4836	Alexander Grado	Pick-Up	3/22/2024	$242.00
4839	Eagles Point	Pick-Up	3/22/2024	$242.00
4867	Eliezer Cruz	Pick-Up	3/22/2024	$242.00
4896	Sissy McGraw	Pick-Up	3/21/2024	$242.00
4902	Matt Leggett	Pick-Up	3/22/2024	$242.00
4904	Kelly and Duke	Pick-Up	3/26/2024	$242.00
4907	Bill Sergott	Pick-Up	3/25/2024	$242.00
4909	Cory Wheeler	Pick-Up	3/25/2024	$242.00
4914	Nico Ventura	Pick-Up	3/26/2024	$242.00
4916	Bruce Patton	Pick-Up	3/25/2024	$242.00
4916	Ashley Fredrick	Pick-Up	3/25/2024	$242.00
4920	Shedrick Sears	Pick-Up	3/26/2024	$242.00
4921	Trent Cohen	Delivery	3/22/2024		$242.00
4922	Trent Cohen	Pick-Up	4/2/2024
4923	Leigh Allen	Delivery	3/19/2024	$242.00
4924	Leigh Allen	Pick-Up	3/29/2024
4925	Bobby Ball	Delivery	3/19/2024	$242.00
4926	Bobby Ball	Pick-Up	3/29/2024
	TOTALS:			$3,630.00	$242.00

A/R for INVOICED CUSTOMERS (TO BE PAID TO BUYER UPON PAYMENT):

Inv.#	Customer	Due Date	Aging (days)	Outstanding	TotalA/R
2340	Eagles Point	1/25/2024	54	$242.00
2366		2/2/2024	46	$242.00
2390		2/19/2024	29	$242.00
2418		3/8/2024	11	$242.00
	TOTAL				$968.00
2378	Harvey Anderson	2/14/2024	34	$ 242.00
	TOTAL				$242.00
9364	Homelife Glynco	2/7/2024	DEPOSIT*	$(242.00)

	*Need to transfer to Buyer or return to Customer
2368	Recovery Solutions	2/2/2024	46	$242.00	$(242.00)
2413	TOTAL	2/28/2024	20	$242.00	$484.00
2398	Robert Sales	2/23/2024	25	$242.00
2406		2/27/2024	21	$242.00
2428	TOTAL	3/14/2024	5	$23.40	$507.40
2397	Sundance Tile Store	2/21/2024	27	$329.00	$329.60
	TOTAL A/R TO BUYER:				$2,289.00

EXHIBIT A-4

Leases

[Leases identified below and copies attached]

None

EXHIBIT A-5

Excluded Assets

[Excluded Assets identified below (if any)]

None.

EXHIBIT B

Bill of Sale

[See attached]

EXHIBIT C

Vehicle Bill of Sale

[See attached]

SCHEDULE 3.7

Required Consents

For Assumed Contracts:

None.

For Leases:

None.

For Other Consents, Approvals or Permission:

None

SCHEDULE 3.13

Litigation

None.

SCHEDULE 3.14

Environmental Matters

None.

SCHEDULE 3.15

Employment Matters

None.

SCHEDULE 3.17

Permits

[including any licenses, permits, permits-by-rule, registrations, or other approvals by federal, state or local government officials required to operate the Business of Sellers]

[“Permits” identified below and copies attached]

Signature:	/s/ Bill Edmonds

Email: bill.edmonds@deepgreenwaste.com

Signature:	/s/ Bill Edmonds	Signature:	/s/ Charles M. Russell, III

Email: bill.edmonds@deepgreenwaste.com	Email: crussell@mattermgt.com